Exhibit 32

In connection with the Amended Quarterly Report of Art Dimensions, Inc. (the “Company”) on Form 10-Q /A for the period ending June 30, 2012 as filed with the Securities and Exchange Commission (the “Report”), Rebecca Gregarek, the Principal Executive Officer and the Principal Financial officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

November 7, 2012	By:	/s/ Rebecca Gregarek
Rebecca Gregarek,
Principal Executive Officer
Principal Financial Officer